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EXHIBIT 5.1

[LOEB & LOEB LLP LETTERHEAD]





                                January 28, 2005

PacificNet Inc.
602 New Bright Building
11 Sheung Yuet Road
Kowloon Bay, Kowloon, Hong Kong

         Re:      Registration Statement on Form SB-2
                  -----------------------------------


Dear Gentlemen:

         We have acted as counsel to PacificNet Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of an aggregate of 2,702,230 shares (the "Shares") of the common stock, par value $.0001 per share, of the Company (the "Common Stock"), which includes 1,169,918 shares of Common Stock issuable upon the exercise of warrants, for resale by the selling stockholders named therein (the "Selling Stockholders").

         In connection with this, we have reviewed (a) the Registration Statement; (b) the Company's Certificate of Incorporation and Bylaws; (c) the securities purchase agreement between the Company and certain Selling Stockholders, dated November 17, 2004; (d) the form of warrant issued to certain Selling Stockholders, dated November 17, 2004; (e) the securities purchase agreement between the Company and certain Selling Stockholders, dated December 9, 2004; (f) the form of warrant issued to certain Selling Stockholders, dated December 9, 2004; (g) the consulting agreement between the Company and CEOCast, dated June 8, 2004; (h) the form of warrant issued to Sino Mart Management, dated April 2, 2002; and (i) certain records of the Company's corporate proceedings as reflected in its minute books. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of officers and responsible employees and agents of the Company. Our opinion set forth below is limited to the General Corporation Law of the State of Delaware.

         Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement.

                                                     Sincerely,

                                                     /s/ Loeb & Loeb LLP
                                                     Loeb & Loeb LLP